UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2018

Aradigm Corporation

(Exact name of registrant as specified in its charter)

California	001-36480	94-3133088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3929 Point Eden Way, Hayward, California	94545
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 265-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 18, 2018, following receipt of the requisite consent of holders of Aradigm Corporation’s (the “Company”) 9.0% Convertible Senior Notes due 2021 (the “Notes), the Company entered into a Supplemental Indenture (the “Supplemental Indenture”), dated as of April 18, 2018, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), amending the terms of the Indenture, dated as of April 25, 2016 (the “Original Indenture”) governing the Notes to give effect to the Amendments (as defined below).

The Amendments include (i) the addition of provisions permitting the Company to make future payments of interest, including the interest payment due on May 1, 2018, on the Notes by increasing the outstanding principal amount of the Notes in the amount of the accrued interest being so paid and (ii) the removal of the Note holders’ option to require the Company to repurchase the Notes upon the occurrence of certain events, any of which constituted a “Fundamental Change” as defined in the Original Indenture.

The above description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, which is filed as Exhibit 4.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of April 18, 2018, between the Company and U.S Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Dated: April 23, 2018	By:	/s/ John Siebert
Name: John Siebert
Title: Executive Chairman, Interim Principal Executive Officer and Acting Principal Financial Officer

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